Exhibit 10.3

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”) dated as of the date each Secured Party executed this Agreement (the “Effective Date”), by and among Unusual Machines Inc., a Puerto Rico corporation (collectively with all of its subsidiaries, “Debtor”), each person that is a Purchaser under a Purchase Agreement dated as of the date of this Agreement and who executes this Agreement (each a “Secured Party” and collectively the “Secured Parties”), and the person who agrees to be Collateral Agent by so noting on Secured Party’s signature page hereto.

WHEREAS, each Secured Party is a party to that certain share purchase agreement dated as of the Effective Date by and between Debtor and one or more Secured Parties (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Purchase Agreement”), pursuant to which Secured Parties purchased from Debtor one or more senior secured notes made by Debtor up to a maximum purchase amount of $2,5000,000 (the “Notes”); and

WHEREAS, to induce Secured Parties to enter into the Purchase Agreement and purchase the Notes, each Debtor agreed to pledge and grant a security interest in all of its right, title and interest in and to the Collateral as security for its Obligations for the benefit of Secured Party in accordance with the terms and conditions as set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

I.       Definitions. Capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Purchase Agreement. In addition, as used herein:

“Account” or “Accounts” means any “account,” as such term is defined in the UCC, and, in any event, shall include, without limitation, “supporting obligations” as defined in the UCC.

“Agreement” shall have the meaning ascribed thereto in the preamble.

“Chattel Paper” means any “chattel paper,” as such term is defined in the UCC.

“Collateral” shall have the meaning ascribed thereto in Section III.

“Collateral Agent” shall have the meaning ascribed thereto in the preamble.

“Contracts” means all contracts, undertakings, or other agreements (other than rights evidenced by Chattel Paper, Documents or Instruments) in or under which a Debtor may now or hereafter have any right, title or interest, including, without limitation, with respect to an Account, any agreement relating to the terms of payment or the terms of performance thereof.

“Copyrights” means any copyrights, rights and interests in copyrights, works protectable by copyrights, copyright registrations and copyright applications, including, without limitation, the copyright registrations and applications listed on Schedule I attached hereto (if any), and all renewals of any of the foregoing, all income, royalties, damages and payments now and hereafter due and/or payable under or with respect to any of the foregoing, including, without limitation, damages and payments for past, present and future infringements of any of the foregoing and the right to sue for past, present and future infringements of any of the foregoing.

“Default” and “Default” shall mean the occurrence of any event creating a default in Section V hereto.

“Deposit Accounts” means all “deposit accounts” as such term is defined in the UCC, now or hereafter held in the name of a Debtor.

“Debtor” or “Debtors” shall have the meaning ascribed thereto in the preamble.

“Documents” means any “documents,” as such term is defined in the UCC, and shall include, without limitation, all documents of title (as defined in the UCC), bills of lading or other receipts evidencing or representing Inventory or Equipment.

“Effective Date” shall have the meaning ascribed thereto in the preamble.

“Equipment” means any “equipment,” as such term is defined in the UCC and, in any event, shall include, motor vehicles.

“Event of Default” shall have the meaning ascribed thereto in the Notes.

“Excluded Assets” means any lease, license or other agreement or any property subject to a capital lease, purchase money security interest or similar arrangement, to the extent that a grant of a Lien thereon in favor of Secured Party would violate or invalidate such lease, license, agreement or capital lease, purchase money security interest or similar arrangement or create a right of termination in favor of any other party thereto (other than Debtors), so long as such provision exists and so long as such lease, license or agreement was not entered into in contemplation of circumventing the obligation to provide Collateral hereunder or in violation of the Purchase Agreement, other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law including the bankruptcy code, or principles of equity.

“Financing Statement” means a Form UCC-1 or similar UCC financing statement providing for the protection of the Secured Party’s interest in the Collateral.

“General Intangibles” means any “general intangibles,” as such term is defined in the UCC, and, in any event, shall include, without limitation, all right, title and interest in or under any Contract, models, drawings, materials and records, claims, literary rights, goodwill, trade secrets, formulas, recipes, rights of performance, Copyrights, Trademarks, Patents, warranties, rights under insurance policies and rights of indemnification.

“Goods” means any “goods”, as such term is defined in the UCC, including, without limitation, fixtures and embedded Software to the extent included in “goods” as defined in the UCC.

“Governmental Authority” means the government of the United States of America or any other nation, or any political subdivision thereof, whether state or local, or any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administration powers or functions of or pertaining to government over any Debtor, or any of their respective properties, assets or undertakings.

“Instruments” means any “instrument,” as such term is defined in the UCC, and shall include, without limitation, promissory notes, drafts, bills of exchange, trade acceptances, letters of credit, letter of credit rights (as defined in the UCC), and Chattel Paper.

“Inventory” means any “inventory,” as such term is defined in the UCC.

“Investment Property” means any “investment property”, as such term is defined in the UCC.

“Lien” shall have the meaning ascribed thereto in the Purchase Agreement.

“Notes” shall have the meaning ascribed thereto in the preamble. Note shall have the same meaning as Notes.

“Obligations” means all obligations, liabilities and indebtedness of every nature of Debtors from time to time owed or owing under or in respect of this Agreement, the Purchase Agreement, the Notes, the Warrants and any of the other Transaction Documents, as the case may be, including, without limitation, the principal amount of all debts, claims and indebtedness, accrued and unpaid interest and all fees, costs and expenses, whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and/or from time to time hereafter owing, due or payable whether before or after the filing of a bankruptcy, insolvency or similar proceeding under applicable federal, state, foreign or other law and whether or not an allowed claim in any such proceeding.

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“Patents” means any patents and patent applications, including, without limitation, the inventions and improvements described and claimed therein, all patentable inventions and those patents and patent applications listed on Schedule I attached hereto (if any), and the reissues, divisions, continuations, renewals, extensions and continuations-in-part of any of the foregoing, and all income, royalties, damages and payments now or hereafter due and/or payable under or with respect to any of the foregoing, including, without limitation, damages and payments for past, present and future infringements of any of the foregoing and the right to sue for past, present and future infringements of any of the foregoing.

“Permitted Indebtedness” shall have the meaning ascribed thereto in the Notes.

“Proceeds” means “proceeds,” as such term is defined in the UCC and, in any event, includes, without limitation, (a) any and all proceeds of any insurance, indemnity, warranty or guaranty payable with respect to any of the Collateral, (b) any and all payments (in any form whatsoever) made or due and payable from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority (or any person acting under color of Governmental Authority), and (c) any and all other amounts from time to time paid or payable under, in respect of or in connection with any of the Collateral.

“Purchase Agreement” shall have the meaning ascribed thereto in the preamble.

“Secured Party” or “Secured Parties” shall have the meaning ascribed thereto in the preamble.

“Security Documents” means any documents securing the Liens of a Secured Party hereunder.

“Debtor” shall have the meaning ascribed thereto in the preamble.

“Software” means all “software” as such term is defined in the UCC, now owned or hereafter acquired by a Debtor, other than software embedded in any category of Goods, including, without limitation, all computer programs and all supporting information provided in connection with a transaction related to any program.

“Trademarks” means any trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos, other business identifiers, prints and labels on which any of the foregoing have appeared or appear, all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, the trademarks and applications listed in Schedule I attached hereto (if any) and renewals thereof, and all income, royalties, damages and payments now or hereafter due and/or payable under or with respect to any of the foregoing, including, without limitation, damages and payments for past, present and future infringements of any of the foregoing and the right to sue for past, present and future infringements of any of the foregoing.

“UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of Florida; provided, that to the extent that the Uniform Commercial Code is used to define any term herein and such term is defined differently in different Articles or Divisions of the Uniform Commercial Code, the definition of such term contained in Article or Division 9 shall govern.

II.       Creation of Security Interest. Debtor hereby grants to Secured Party a security interest in the Collateral described in Section III to secure the performance or payment of the Obligations of Debtor to Secured Party under Section IV. Debtor has or will have rights in and the power to transfer the Collateral in which it purports to grant a security interest pursuant to the terms of this Agreement (subject, with respect to after acquired Collateral, to such Debtor acquiring the same) and no Lien other than Permitted Indebtedness exists or will exist upon such Collateral at any time.

III.       Collateral. As collateral security for the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Obligations, each Debtor hereby pledges and grants to Secured Party a Lien on and security interest in and to all of such Debtor’s right, title and interest in all Instruments, Accounts, Inventory, General Intangibles, Equipment, Documents, Contracts, Goods, Investment Property, Deposit Accounts, Trademarks, Patents and Copyrights, all books and records pertaining to the other Collateral, and all other tangible and intangible property of such Debtor, whether now owned by such Debtor or hereafter acquired and whether now existing or hereafter coming into existence and wherever located (all being collectively referred to herein as “Collateral”). Notwithstanding anything to the contrary contained herein or in any Transaction Document, in no event shall the security interest granted herein or therein attach to any Excluded Assets.

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IV.       Debtor’s Obligations.

A.       Obligation to Pay. Debtor shall pay to Secured Party the sum or sums evidenced by the Note or Notes held by the Secured Party between Secured Party and Debtor in accordance with the terms of the Note.

B.       Additional Obligations.

1.       Protection of Collateral. The Collateral:

(a)       will not be misused or abused, but will be maintained in good and operable condition, reasonable wear and tear excepted (except for any loss, damage or destruction which is fully covered by insurance proceeds) and will be repaired, renewed and replaced by Debtor as Debtor, in the exercise of reasonable discretion, shall deem necessary, and

(b)       will be insured by Debtor until this Agreement is terminated against all expected risks to which it is exposed, including fire, theft, wind and flood, and those which Collateral Agent may designate, with the policies acceptable to Secured Party, payable to both Secured Party and Debtor, as their interests appear, and providing for ten days’ minimum cancellation notice to Collateral Agent, and with certificates evidencing such insurance deposited with Secured Party, and

(c)       will be kept within Palm Beach County, Florida, unless Debtor notifies Collateral Agent in writing and Collateral Agent consents in writing in advance of its removal to another location, and except in the ordinary course of business.

2.       Protection of Security Interest.

(a)       The Collateral will not be sold, transferred or disposed of or be subjected to any unpaid charge, including taxes, or to any subsequent interest of a third person created or suffered by Debtor voluntarily or involuntarily, except in the ordinary course of business and if replaced by like quality unless Collateral Agent consents in advance in writing to such charge, transfer, disposition or subsequent interest, and

(b)       Debtor will sign and execute a Financing Statement necessary to protect the security interest under this Agreement against the rights or interests of third persons.

V.       Default. Misrepresentation and misstatement in connection with, or non-compliance with or non-performance of Debtor’s Obligations or Agreements under Section IV shall constitute Default under this Agreement. In addition, Debtor shall be in Default if bankruptcy or insolvency proceedings are instituted by or against Debtor which proceedings are not dismissed within ninety (90) days, if Debtor makes any assignment for the benefit of creditors, if Debtor shall default in performance of any agreement with Secured Party, or if any Event of Default occurs.

VI.       Secured Party’s Rights and Remedies.

A.       Secured Party may assign this Agreement, with notice to Debtor, and, if Secured Party does assign this Agreement, the Assignee shall be entitled, upon notifying Debtor, to performance of all of Debtor’s obligations under this Agreement, and

B.       Upon Debtor’s Default, Collateral Agent may exercise Secured Party’s rights of enforcement under the UCC and, in conjunction with, addition to or substitution for those rights, at Collateral Agent’s discretion, may:

1.       To the extent permitted by law, enter upon Debtor’s premises to take possession of, assemble and collect the Collateral or to render it unusable, and

2.       Require Debtor to assemble the Collateral and make it available at a place Collateral Agent designates which is mutually convenient, to allow Collateral Agent to take possession or dispose of the Collateral, and

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3.       Waive any Default or remedy any Default in any reasonable manner without waiving the Default remedied and without waiving any other prior or subsequent Default, and

4.       Debtor understands that to the extent permitted by law, if Debtor fails to meet any of Debtor’s obligations under this Agreement, Collateral Agent has a right to possession of the Collateral.

C.       Collateral Agent will give notice to Debtor that Debtor is in Default hereunder, and Debtor shall have 15 days from the effective date of such notice to cure such Default for monetary Defaults and 30 days from the effective date of such notice to cure non-monetary Defaults; provided, however, that in the event Debtor shall commence curing said non-monetary Default within said 30-day period and shall thereafter diligently pursue the cure of said Default, said period of 30 days shall be extended for that period of time reasonably necessary to effect said cure. Any notice hereunder shall be forwarded to Debtor by certified mail to Debtor’s chief place of business set forth above. Such notice shall be effective as of the date it is received, first refused or returned as non-deliverable as evidenced by the return receipt of the U.S. Postal Service

VII.       Collateral Agent.

A.       Each Debtor hereby irrevocably constitutes and appoints Collateral Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Debtor and in the name of such Debtor or in its own name, from time to time in the discretion of Collateral Agent, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute and deliver any and all documents and instruments which may be necessary or desirable to perfect or protect any security interest granted hereunder, to maintain the perfection or priority of any security interest granted hereunder, or to otherwise accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, hereby gives Collateral Agent the power and right, on behalf of such Debtor, without notice to or assent by such Debtor (to the extent permitted by applicable law), to do the following:

1.                  to take any and all appropriate action and to execute and deliver any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement;

2.                  upon the occurrence and during the continuation of a Default, to ask, demand, collect, receive and give acquittance and receipts for any and all moneys due and to become due under any Collateral and, in the name of such Debtor or its own name or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other Instruments for the payment of moneys due under any Collateral and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by Collateral Agent for the purpose of collecting any and all such moneys due under any Collateral whenever payable and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by Collateral Agent for the purpose of collecting any and all such moneys due under any Collateral whenever payable;

3.                  to pay or discharge charges or Liens levied or placed on or threatened against the Collateral, to effect any insurance called for by the terms of this Agreement and to pay all or any part of the premiums therefor;

4.                  to direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due, and to become due thereunder, directly to Collateral Agent or as Collateral Agent shall direct, and to receive payment of and receipt for any and all moneys, claims and other amounts due, and to become due at any time, in respect of or arising out of any Collateral;

5.                  upon the occurrence and during the continuation of a Default, to sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with accounts and other Documents constituting or relating to the Collateral;

6.                  upon the occurrence and during the continuation of a Default, to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any part thereof and to enforce any other right in respect of any Collateral;

7.                  upon the occurrence and during the continuation of a Default, to defend any suit, action or proceeding brought against a Debtor with respect to any Collateral;

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8.                  upon the occurrence and during the continuation of a Default, to settle, compromise or adjust any suit, action or proceeding described above and, in connection therewith, to give such discharges or releases as Collateral Agent may deem appropriate;

9.                  to the extent that a Debtor’s authorization given is not sufficient to file such financing statements with respect to this Agreement, with or without such Debtor’s signature, or to file a photocopy of this Agreement in substitution for a financing statement, as Collateral Agent may deem appropriate and to execute in such Debtor’s name such financing statements and amendments thereto and continuation statements which may require such Debtor’s signature;

10.              upon the occurrence and during the continuation of a Default, generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Collateral Agent were the absolute owners thereof for all purposes; and

11.              to do, at Collateral Agent’s option and at such Debtor’s expense, at any time, or from time to time, all acts and things which Collateral Agent reasonably deems necessary to protect or preserve or, upon the occurrence and during the continuation of an Default, realize upon the Collateral and Collateral Agent’s Lien therein, in order to effect the intent of this Agreement, all as fully and effectively as such Debtor might do.

B.       Each Debtor hereby ratifies, to the extent permitted by law, all that such attorneys lawfully do or cause to be done by virtue hereof provided the same is performed in a commercially reasonable manner. The power of attorney granted hereunder is a power coupled with an interest and shall be irrevocable until the Obligations are indefeasibly paid in full in cash and this Agreement is terminated. Each Debtor also authorizes Collateral Agent, at any time from and after the occurrence and during the continuation of any Default, (x) to communicate in its own name with any party to any Contract with regard to the assignment of the right, title and interest of such Debtor in and under the Contracts hereunder and other matters relating thereto and (y) to execute, in connection with any sale of Collateral any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

VIII.       Mutual Agreements.

1.       “Debtor”, “Secured Party”, and “Collateral Agent” as used in this Agreement include the heirs, executors or administrators, successors or assigns of those parties, as applicable.

2.       If more than one Debtor executes this Agreement, their obligations under this Agreement shall be joint and several.

3.	The law governing this secured transaction shall be that of the State of New York in force at the date of this Agreement.

4.	The undersigned Collateral Agent agrees to act as the collateral agent if the Company distributes any convertible notes to its successors or assigns (with the only change being that such notes may be prepayable) with the understanding that the investors shall share in the collateral on a pro rata basis based on the amount of principal outstanding.

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EXECUTED this _____ day of _________, ____.

____________________________________

By:

Its: Chief Executive Officer

SECURED PARTY: _____________________

____________________________________

____________________________________

By:__________________________________

Name: _______________________________

Its:__________________________________

Collateral Agent: The Secured Party hereto

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Schedule I

Copyrights, Patents, and Trademarks

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